UNITED STATES
SECURITIES AND EXCHANGE COMMISSSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amerndment No. )
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WATERSTONE FINANCIAL, INC.
______________________________________
(Name of Registrant as Specified In Its Charter)
______________________________________
(Name of Person(s) Filing Proxy Statement
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TABLE OF CONTENTS

WATERSTONE FINANCIAL, INC.
PROXY STATEMENT
SOLICITATION AND VOTING
BENEFICIAL OWNERSHIP OF COMMON STOCK
PROPOSAL 1 - THE ELECTION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
COMPENSATION DISCUSSION AND ANALYSIS
PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
SUMMARY OF COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2013
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
OPTION EXERCISED AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2013
DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2013
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
TRANSACTIONS WITH CERTAIN RELEATED PERSONS
PROPOSAL 3 - ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON"SAY ON PAY" ADVISORY VOTES
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER PROPOSALS AND NOTICES

April 2, 2014

Dear Fellow Shareholder,

We invite you to attend the Waterstone Financial, Inc. Annual Meeting of Shareholders, which will be held at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, Wisconsin at 9:30 a.m., Central Time, on Tuesday, May 20, 2014.

We are once again furnishing proxy materials to our shareholders over the internet, as permitted by rules adopted by the Securities and Exchange Commission.  You may read, print and download our 2013 Annual Report to Shareholders on Form 10-K and our Proxy Statement at www.proxyvote.com.  On April 2, 2014, we mailed our shareholders a notice containing instructions on how to access these materials and how to vote their shares online.  The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail.  If you requested your materials via e-mail, the e-mail contains voting instructions and links to the materials on the internet.

You may vote your shares by internet, by telephone, by regular mail or in person at the Annual Meeting.  Instructions regarding the various methods of voting are contained on the notice and on the Proxy Card.

The proxy materials describe the formal business to be transacted at the Annual Meeting.  Included in the materials is our Annual Report on Form 10-K, which contains detailed information concerning our activities and operating performance.

On behalf of the board, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted.

Sincerely,
DOUGLAS S. GORDON
Chief Executive Officer

WATERSTONE FINANCIAL, INC.

11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
 (414) 761-1000
______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON MAY 20, 2014
_____________________________

To the Shareholders of Waterstone Financial, Inc.:

The 2014 annual meeting of shareholders of Waterstone Financial, Inc. will be held on Tuesday, May 20, 2014, at 9:30 a.m., Central Time, at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, Wisconsin for the following purposes:
(1)	Electing two directors to serve for a term expiring in 2017;
(2)	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement;
(3)	Considering an advisory, non-binding proposal as to the frequency that shareholders will vote on our executive compensation; and
(4)	Transacting such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors has fixed the close of business on March 24, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.  Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting.
We call your attention to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting.  Please read it carefully.

By Order of the Board of Directors

William F. Bruss
Senior Vice President and Secretary

Wauwatosa, Wisconsin
April 2, 2014

PROXY STATEMENT
WATERSTONE FINANCIAL, INC.
11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
 (414) 761-1000
______________________
SOLICITATION AND VOTING
This Proxy Statement and accompanying Proxy Card are furnished to the shareholders of Waterstone Financial, Inc. ("Waterstone Financial" or the "Company") in connection with the solicitation of proxies by the Waterstone Financial board of directors for use at the annual meeting of shareholders on Tuesday, May 20, 2014, and at any adjournment of the meeting.  The 2013 Annual Report on Form 10‑K is attached to the Proxy Statement and contains business and financial information concerning us.  Our proxy materials are being made available to shareholders on or about April 2, 2014.
Record Date and Meeting Information.  The board of directors has fixed the close of business on March 24, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.  Only holders of record of our common stock, the only class of voting stock of Waterstone Financial outstanding, on the record date are entitled to notice of and to vote at the annual meeting.  Each share of common stock is entitled to one vote.  At the record date, there were 34,389,312 shares of common stock issued and outstanding.
The board of directors of Waterstone Financial knows of no matters to be acted upon at the annual meeting other than as set forth in the notice attached to this Proxy Statement.  If any other matters properly come before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.
Voting Your Shares.  Any shareholder entitled to vote at the annual meeting may vote either in person, by a properly executed proxy or online as described in the notice to shareholders and the proxy card.  Shares represented by properly executed proxies received by Waterstone Financial will be voted at the annual meeting, or any adjournment thereof, in accordance with the terms of such proxies, unless revoked.  Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.
A shareholder may revoke a proxy at any time prior to the time when it is voted by filing a written notice of revocation with our corporate secretary at the address set forth above, by delivering a properly executed proxy bearing a later date, using the internet or telephone voting options explained on the Proxy Card, or by voting in person at the annual meeting.  Attendance at the annual meeting will not in itself constitute revocation of a proxy.  If you are a shareholder whose shares are not registered in your name, you will need appropriate documentation from your record holder in order to vote in person at the annual meeting.

Shares in Employee Plans.  Any shareholder who owns shares through an allocation to that person's account under the WaterStone Bank SSB Employee Stock Ownership Plan (the "ESOP") or who has purchased shares in the Employer Stock Fund in the Waterstone Bank SSB 401(k) Plan (the "401(k) Plan") will receive separate Vote Authorization Forms to instruct the ESOP Trustee and 401(k) Plan Trustee how to vote those shares.  The Trustee of both the ESOP and 401(k) Plan, Principal Trust Company, will vote shares allocated to a plan participant's account in accordance with the participant's instructions.  Upon the direction of the plan administrator, the Trustee will vote the unallocated ESOP shares and any allocated ESOP shares for which no voting instructions are received in the same proportion as allocated shares for which it has received voting instructions.  Also the Trustee will vote unvoted shares allocated to participants' accounts in the 401(k) Plan in accordance with directions received from the plan administrator.
Quorum and Required Vote.  A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum of shareholders at the annual meeting.  Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum.  The inspector of election appointed by the board of directors will count the votes and ballots at the annual meeting.
As to the election of directors, shareholders may vote "FOR" or "WITHHELD" as to each or all of the nominees.  A plurality of the votes cast at the annual meeting by the holders of shares of common stock entitled to vote is required for the election of directors.  In other words, the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors in a class to be chosen at the annual meeting.  With respect to the election of directors, any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a comparatively larger number of votes.
As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a shareholder may:  (i) vote "FOR" the resolution; (ii) vote "AGAINST" the resolution; or (iii) "ABSTAIN" from voting on the resolution.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the "ABSTAIN" box has been selected on the proxy card, is required for the approval of this non-binding resolution.  While this vote is required by law, it will neither be binding on Waterstone Financial, Inc. or the board of directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Waterstone Financial, Inc. or the board of directors.
As to the advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation, a shareholder may select that shareholders: (i) consider the proposal every "ONE YEAR"; (ii) consider the proposal every "TWO YEARS"; (iii) consider the proposal every "THREE YEARS"; or (iv) "ABSTAIN" from voting on the proposal. Generally, approval of any matter presented to shareholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by Waterstone Financial's shareholders.  This vote will neither be binding on Waterstone Financial, Inc. or the board of directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Waterstone Financial, Inc. or the board of directors.

Expenses and Solicitation.  We will pay expenses in connection with the solicitation of proxies.  Proxies will be solicited principally by mail, but may also be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of communication.  Those directors, officers and employees will receive no compensation therefore in addition to their regular compensation, but may be reimbursed for their related out-of-pocket expenses.  Brokers, dealers, banks, or their nominees, who hold common stock on behalf of another will be asked to send proxy materials and related documents to the beneficial owners of such stock, and we will reimburse those persons for their resonable expenses.
Limitations on Voting.  The Company's Articles of Incorporation provide that, subject to certain exceptions, record owners of the Company's common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table provides the beneficial ownership of shares of common stock of Waterstone Financial held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of March 24, 2014.

Name of Beneficial Owner	Total Shares Beneficially Owned (1)(2)		Percent of All Common Stock Outstanding

Rebecca M. Arndt	94,638		*
Ellen S. Bartel	—		—
William F. Bruss	139,359	(3)	*
Thomas E. Dalum	132,920		*
Eric J. Egenhoefer	65,437		*
Douglas S. Gordon	529,703		1.5%
Michael L. Hansen	289,278		*

Patrick S. Lawton	251,599		*
Kristine A. Rappé	—		—
Stephen J. Schmidt	93,943		*

All directors and executive officers as a group (10 persons) (4)	1,680,439		4.9%
______________________
*	Less than 1%.
(1) (2)
Unless otherwise noted, the specified persons have sole voting and dispositive power as to the shares. Number of shares identified as indirect beneficial ownership with shared voting and dispositive power: Ms. Arndt – 33,862; Mr. Bruss – 36,762; Mr. Dalum – 50,623; Mr. Gordon – 42,288; Mr. Hansen – 186,541;; Mr. Lawton – 22,036; group – 455,223.
Includes the following shares underlying options which are exercisable within 60 days of December 31, 2013: Ms. Arndt – 36,210; Mr. Bruss – 70,227; Messrs. Dalum, Hansen, Lawton and Schmidt – 54,865 shares each; Mr. Egenhoefer – 32,919; Mr. Gordon – 274,325; all directors and executive officers as a group – 633,141.

(3)	Includes 5,486 shares pledged as collateral for a loan.
(4)
The total for the group (but not any individual) includes 83,562 unallocated shares held in the employee stock ownership plan, as to which voting and dispositive power is shared. As administrator, WaterStone Bank (through its board) may vote, in its discretion, shares which have not yet been allocated to participants. Employees may vote the shares allocated to their accounts; the administrator will vote unvoted shares in its discretion. Allocated shares are included only if allocated to named executive officers, in which case they are included in those individuals' (and the group's) beneficial ownership.

PROPOSAL 1  – THE ELECTION OF DIRECTORS
Waterstone Financial's Board of Directors consists of seven members.  Our bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors have been elected.  Messrs. Hansen and Schmidt, the directors whose terms expire at the annual meeting, are being nominated for re-election as directors, each for a term expiring at the 2017 annual meeting of shareholders.  Shares represented by proxies will be voted FOR the election of the nominees unless otherwise specified by the executing shareholder.  If a nominee declines or is unable to act as a director, which we do not foresee, proxies may be voted with discretionary authority for a substitute nominee designated by the board.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.
The following details include for each of our nominees and directors: their age as of December 31, 2013; the year in which they first became a director of WaterStone Bank; the year that their term expires; and their business experience for at least the past five years.  None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than Waterstone Financial).  The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the board of directors to conclude that such person should serve as a director of Waterstone Financial.  The mailing address for each person listed is 11200 West Plank Court, Wauwatosa, Wisconsin 53226. The board of directors unanimously recommends that shareholders vote FOR the election of the director nominee listed below.
Name and Age	Principal Occupation and Business Experience (1)	Director Since (2)

	Nominees for Term expiring in 2017

Michael L. Hansen, 62 (5)(6)(7)	Business investor; current significant ownership interest in Jacsten Holdings LLC, Eagle Metal Finishing LLC, Mid-States Contracting, Inc., and Midwest Metals LLC. In addition to extensive entrepreneurial experience, Mr. Hansen is a C.P.A. with 13 years of audit and tax experience at an international public accounting firm. Mr. Hansen brings this experience to the board of directors and to the audit committee in particular. Mr. Hansen has a B.B.A. from the University of Notre Dame.	2003

Stephen J. Schmidt, 52 (4)(5)(6)	President of Schmidt and Bartelt Funeral and Cremation Services. Mr. Schmidt has entrepreneurial experience and extensive community contact throughout the communities served by WaterStone Bank. Mr. Schmidt has an Associate's Degree from the New England Institute and a B.A. from the University of Wisconsin – Stevens Point.	2002

	Continuing Directors - Terms expiring in 2015

Douglas S. Gordon, 56	Chief Executive Officer and President of Waterstone Financial and WaterStone Bank since January 2007; President and Chief Operating Officer of WaterStone Bank from 2005 to 2007; real estate investor. Mr. Gordon brings extensive prior banking experience as an executive officer at M&I Bank and at Security Savings Bank. He has extensive firsthand knowledge and experience with our lending markets and our customers. Mr. Gordon has a B.A. from the University of Wisconsin – Parkside and an M.B.A. from Marquette University.	2005

Patrick S. Lawton, 57 (3)(6)(7)	Managing Director of Fixed Income Capital Markets for Robert W. Baird & Co., Incorporated. As an R.W. Baird Managing Director, Mr. Lawton brings his investment portfolio expertise to the board of directors. Mr. Lawton has a B.S.B.A. and an M.B.A. from Marquette University.	2000
	Continuing Directors - Terms expiring in 2016

Ellen S. Bartel, 59 (4)(5)(7)
President of Divine Savior Holy Angels (DSHA) High School (Milwaukee, Wisconsin) since 1998 where she has achieved significant improvements in DSHA's curriculum, facilities, financial infrastructure, image, and reputation. Ms. Bartel has balanced DSHA's budget for 15 consecutive years, oversaw endowment growth from under $1 million to nearly $10 million, and has developed recruitment strategies resulting in an incoming class wait list for 14 consecutive years. Prior to her employment at DSHA, Ms. Bartel held several positions at Alverno College (Milwaukee, Wisconsin) (1986 to 1997) with the most recent being Vice President of Institutional Advancement from 1994 to 1997.  Ms. Bartel's experience overseeing a large educational institution provides the board of directors with significant perspective on financial management and human resources matters.  Ms. Bartel has a B.A. and an M.S.A. from the University of Notre Dame.

		2013

Thomas E. Dalum, 73 (4)(6)	Former chairman and CEO of UELC, an equipment leasing company and of DUECO, an equipment manufacturer and distributor. Mr. Dalum brings an entrepreneurial background, a long-standing record of community involvement and public service plus more than 30 years of experience as a member of the WaterStone Bank board of directors. Mr. Dalum has a B.A. from the University of Notre Dame and an M.B.A. from Northwestern University.	1979

Kristine A. Rappé, 57 (4)(7)
Special advisor to the Wisconsin Energy Foundation (Milwaukee, Wisconsin) following a 30-year career with Wisconsin Energy Corporation. In her roles at Wisconsin Energy Corporation as Vice President of Customer Services (1994 to 2001), Vice President and Corporate Secretary (2001 to 2004) and Senior Vice President and Chief Administrative Officer (2004 to 2012), Ms. Rappé had responsibility for shared services including information technology, human resources, supply chain management, business continuity/corporate security, and the WEC Foundation. Ms. Rappé's experience overseeing a large corporate entity provides the board of directors with significant perspective on financial management and human resources matters, and she has a long-standing history of community involvement and public service.  Ms. Rappé has a B.A. from the University of Wisconsin – Oshkosh.

		2013

_________________
(1)	Unless otherwise noted, all directors have been employed in their respective principal occupations listed for at least the past five years.
(2)	Indicates the date when director was first elected to the board of WaterStone Bank. Messrs. Lawton, Hansen, Dalum, Schmidt and Gordon became directors of Waterstone Financial in 2005. Ms. Bartel and Ms. Rappé became directors of Waterstone Financial in 2014.
(3)	Chairman of the Board and of WaterStone Bank, effective January 1, 2007.
(4)	Member of the compensation committee, of which Mr. Dalum is Chairman.
(5)	Member of the nominating committee, of which Mr. Schmidt and Ms. Bartel are Co-chairmen.
(6)	Member of the audit committee, of which Mr. Hansen is Chairman.
(7)	Member of the executive committee, of which Ms. Rappé is Chairman.

Information regarding named executive officers who are not directors of Waterstone Financial is set forth in the following table.  Except as noted below, each of these individuals has been named an executive officer for at least the past five years.

Name and Age	Offices and Positions with Waterstone Financial and WaterStone Bank	Executive Officer Since
Allan R. Hosack, 47	Chief Financial Officer and Senior Vice President of Waterstone Financial and of WaterStone Bank since February 2014; account executive Marsh & McLennan October 2013 until January 2014, Chief Financial Officer of Marshall & Ilsley Wealth Management/BMO Harris Global Asset Management, from 2007 to 2013	2014
William F. Bruss, 44	Chief Operating Officer (appointed June 2013), General Counsel and Secretary, Waterstone Financial and WaterStone Bank	2005
Rebecca M. Arndt, 46	Vice President – Retail Operations of WaterStone Bank	2006
Eric J. Egenhoefer, 38	President of Waterstone Mortgage Corporation	2008

Board Meetings and Committees
The board of directors of Waterstone Financial met once during the year ended December 31, 2013.  In addition, the board of directors of Waterstone Financial, Inc. ("Waterstone-Federal"), the federal corporation predecessor to Waterstone Financial, met 12 times during the year ended December 31, 2013 on behalf of Waterstone-Federal and an additional 13 times in its capacity as directors of WaterStone Bank. The board of directors consists of a majority of "independent directors" within the meaning of the NASDAQ corporate governance listing standards.  The board of directors determines the independence of each director in accordance with NASDAQ Stock Market rules, which include all elements of independence as set forth in the listing requirements for NASDAQ securities. The board of directors has determined that Directors Bartel, Dalum, Hansen, Lawton, Rappé and Schmidt are "independent" directors within the meaning of such standards. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported in this proxy statement and that had an impact on our determination as to the independence of our directors.  Therefore, all members of the audit, compensation and nominating committees are "independent."  As part of their meetings, independent directors regularly met without management or non-independent directors present.  No member of the board of directors or any committee thereof attended fewer than 75% of the aggregate of:  (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees of the board of directors on which he or she served (during the periods that he or she served).
The audit committee of Waterstone-Federal met nine times during the year ended December 31, 2013 and the audit committee of Waterstone Financial met once during the year ended December 31, 2013.  The board of directors has determined that each member of the audit committee meets not only the independence requirements applicable to the committee as prescribed by the NASDAQ corporate governance listing standards, but also by the Securities and Exchange Commission.  On behalf of the audit committee, Mr. Hansen, its chair, also regularly consults with the Waterstone Financial independent registered public accounting firm about the Waterstone Financial periodic public financial disclosures.  The board believes that all of the members of the  audit committee have sufficient experience, knowledge and other personal qualifications to be "financially literate" and to be active, effective and contributing members of the  audit committee.  Mr. Hansen has been designated an "audit committee financial expert" pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission regulations.  See also "Report of the audit committee" for other information pertaining to the audit committee.
The compensation committee of Waterstone-Federal held five meetings during the year ended December 31, 2013 and the compensation committee of Waterstone Financial held no meetings during the year ended December 31, 2013.  Each member of the compensation committee is considered independent as defined in the NASDAQ corporate governance listing standards.  The compensation committee has the responsibility for and authority to either establish or recommend to the board: compensation policies and plans; salaries, bonuses and benefits for all officers; salary and benefit levels for employees; determinations with respect to stock options and restricted stock awards; and other personnel policies and procedures.  The compensation committee has the authority to delegate the development, implementation and execution of benefit plans to management.  See also "Compensation Discussion and Analysis" and "Compensation Committee Interlocks and Insider Participation" for other information pertaining to the compensation committee.
The nominating and corporate governance committee ("nominating committee") of Waterstone Federal held three meetings during the year ended December 31, 2013 and the compensation committee of Waterstone Financial held no meetings during the year ended December 31, 2013.  Each member of the nominating committee is considered "independent" as defined in the NASDAQ corporate governance listing standards.

The functions of the nominating committee include the following:

▪	to lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for shareholder approval;
▪	to review and monitor compliance with the requirements for board independence;
▪	to review the committee structure and make recommendations to the board of directors regarding committee membership; and
▪	to develop and recommend to the board of directors for its approval a set of corporate governance guidelines.

The nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service.  Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective.  If any member of the board of directors does not wish to continue in service, or if the committee or the board decides not to re-nominate a member for re-election, or if the size of the board of directors is increased, the nominating committee would solicit suggestions for director candidates from all board members.

Qualifications of director candidates are described in the Appendix to the Nominating and Corporate Governance Committee Charter.  Factors considered include strength of character, honesty and integrity, an inquiring and independent mind, judgment, skill, diversity, education, experience with businesses and other organizations, the interplay of the candidates' experience with the experience of other board members and the extent to which the candidate would be a desirable addition to the board and its committees.  Nominees must have a background which demonstrates an understanding of business and financial affairs and the complexities of a business organization.  Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government.  Areas of core competency that should be represented on the board as a whole include accounting and finance, business judgment, management, crisis response, industry knowledge, leadership and strategic vision.

The nominating committee will also take into account whether a candidate satisfies the criteria for "independence" under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an "audit committee financial expert."

The nominating committee will consider proposed nominees whose names are submitted to it by shareholders, and it does not intend to evaluate proposed nominees differently depending upon who has made the proposal.  Shareholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 11200 W. Plank Ct., Wauwatosa, WI 53226.  The Corporate Secretary must receive a submission not more than 110 days and not less than 80 days prior to the date of our next annual meeting.  The submission must include the following information:

▪	a statement that the writer is a shareholder and is proposing a candidate for consideration by the nominating committee;
▪
the name and address of the shareholder as they appear on our books and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder's ownership will be required);

▪
the name, address and contact information for the candidate, and the number of shares of common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder's ownership should be provided);

▪	a statement of the candidate's business and educational experience;
▪	such other information regarding the candidate as would be required to be included in the Proxy Statement pursuant to SEC Regulation 14A;
▪	a statement detailing any relationship between us and the candidate;
▪	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
▪	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
▪	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation at an annual meeting of shareholders will also need to comply with any additional procedural and informational requirements we may adopt in the future, including those set forth in "Shareholder Proposals and Notices."
Waterstone Financial has adopted charters for the Audit, Compensation and nominating committees.  We will continue to respond to and comply with SEC and NASDAQ Stock Market requirements relating to board committees.  Copies of the charters for our audit, compensation and nominating committees (including director selection criteria) and other corporate governance documents can be found on our website, at www.wsbonline.com, on the "Resources" tab under the link "Investor Relations."  If any of those documents are changed, or related documents adopted, those changes and new documents will be posted on our corporate website at that address.

Other Board and Corporate Governance Matters

Board Leadership Structure and Risk Oversight Role.  The role of chairman of the board of directors and chief executive officer/president of the Company are not currently held by the same person.  The chairman of the board has never been an officer or employee of the Company or WaterStone Bank.  The foregoing structure is not mandated by any provision of law or our articles of incorporation or bylaws, but the board of directors currently believes that this structure provides for an appropriate balance of authority between management and the board.  The board of directors reserves the right to establish a different structure in the future.
The board of directors of the Company, all of the members of which are also members of the board of directors of WaterStone Bank, is actively involved in the Company's and Bank's risk oversight activities, through the work of numerous committees of the Company and Bank, and the policy approval function of the board of directors of WaterStone Bank.

Communications between Shareholders and the Board.  A shareholder who wants to communicate with the board of directors or with any individual director can write to our Corporate Secretary at 11200 W. Plank Ct., Wauwatosa, WI 53226, Attention:  Board Administration.  The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:
▪	forward the communication to the director or directors to whom it is addressed;
▪	attempt to handle the inquiry directly, i.e. where it is a request for information about us or it is a stock-related matter; or
▪	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

 Director Attendance at Annual Shareholders' Meeting.  Waterstone Financial expects all of its directors to attend the annual meeting of shareholders.  Last year, all directors attended our annual meeting of shareholders.
Code of Business Conduct and Ethics.  Waterstone Financial has adopted a code of business conduct and ethics that reflects current circumstances and SEC and NASDAQ definitions for such codes.  The code of business conduct and ethics covers us, WaterStone Bank and other subsidiaries.  Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations.  The code applies to all directors, officers and employees of Waterstone Financial and subsidiaries.  We have posted a copy of the code of business conduct and ethics on our corporate website, at www.wsbonline.com, on the "Resources" tab under the link "Investor Relations" and then  "Governance Documents."  As further matters are documented, or if those documents (including the code of business conduct and ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at that address.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary. It is the intent of the Compensation Committee to provide our Named Executive Officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term stockholder value.  In addition, we have structured our executive compensation program to include elements that are intended to create appropriate balance between risk and reward.
Compensation Philosophy.  The primary objectives of our executive compensation programs are to attract and retain highly-qualified executives and to encourage extraordinary management efforts through well-designed incentive opportunities, with the goal of improving the performance of Waterstone Financial and its subsidiaries consistent with the interests of our stockholders.   We base our compensation decisions on three basic principles:
▪
Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

▪
Aligning with Stockholders – We intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.

▪	Driving Performance – We base compensation in part on the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

Executive compensation includes base salary, discretionary bonus and equity incentive awards. The programs are intended to reward the accomplishment of strategic plan goals and objectives as evaluated by members of the compensation committee.  They are further intended to reward enhanced stockholder value as measured by the trading price of our common stock.

Effect of 2013 Advisory Vote on Named Executive Officer Compensation.  At our 2013 Annual Meeting, we provided our shareholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal").  At our 2013 Annual Meeting of Shareholders, 98.3%, of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders' support of our approach to executive compensation, and therefore did not significantly change its approach in 2013. The Compensation Committee will continue to consider the outcome of our say-on-pay vote, regulatory changes and emerging best practices when making future compensation decisions for the named executive officers.

Role of the Compensation Committee.  The Compensation Committee is responsible for reviewing all compensation components for the Chief Executive Officer and the Named Executive Officers annually, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites.  The committee examines the total compensation mix, pay-for-performance relationship, and how all these elements, in aggregate comprise the Executive's total compensation package ensuring to be competitive in the market place and that the mix of benefits accurately reflects our compensation philosophy.   The Compensation Committee operates under a written charter that establishes its responsibilities.  The Compensation Committee and the Board of Directors review the charter annually to ensure that the scope of the charter is consistent with the role of the committee.  A copy of the charter can be found on our website under the Investor Relations tab.

Use of Consultants.  The Compensation Committee has the authority to engage compensation consultants from time to time to assist it in the compensation governance process for the compensation of its Named Executive Officers.  The consultants provide expertise about competitive trends in the marketplace, including established and emerging compensation practices at other similarly situated companies.  The
The compensation committee commissioned Verisight to perform a third party compensation analysis in 2011 to be used as the basis for determining WaterStone Bank's executive and director compensation for calendar 2012.   The Compensation Committee did not use the services of a compensation consultant to assist in determining compensation for our Named Executive Officers or other officers during 2013.
Role of Management.  The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, with respect to compensation for the Named Executive Officers, and the Chief Operating Officer and General Counsel and the Assistant Vice President and Director of Human Resources, with respect to compensation for other officers and employees of WaterStone Bank SSB.  The executives provide the Compensation Committee with data, analyses, input and recommendation. The Compensation Committee considers our Chief Executive Officer's evaluation of each Named Executive Officer's performance and recommendation of appropriate compensation.  However, our Chief Executive Officer does not participate in any decisions relating to his own compensation.
Components of Executive Compensation and 2013 Decisions.  The Company's compensation program consists of four main components: base salary, annual incentives, long-term incentive/equity, and benefits and perquisites. The following section summarizes the role of each component, how decisions are made and the resulting 2013 decision process as it relates to the named executive officers.

Base Salary.  In determining the base salary of executive officers, the committee reviewed, among other things, third party surveys of peer institutions, the historical compensation of those officers under review and performance measures of Waterstone Financial and its subsidiaries.  The compensation committee's executive base salary review and analyses for calendar year 2013 resulted in no change in base salary from 2012 for the Chief Executive Officer.  The significant increase in base salary in 2012 as compared to 2011 was primarily the result of the lack of stock incentives available to replace grants awarded in 2007 that vested in prior years.  The calendar 2013 average increase for our Named Executive Officers was 6.5%, which was heavily impacted by the promotion of the Company's General Counsel to Chief Operating Officer.  The compensation committee concluded that the level of base salary did not need to be further raised in order to accomplish the objectives noted above.  Base salary for the president of the mortgage banking subsidiary was increased by 1.2% in 2013 based on the subsidiary's 2012 operating performance.
Bonus.  Bonus amounts have historically been determined on a discretionary basis following a review of our performance and that of the executives in question.  As a result of the net income generated in 2013, the compensation committee awarded discretionary bonus compensation to all WaterStone Bank executives.  In awarding a $350,000 bonus the Chief Executive Officer, the Committee considered the Company's improvement in asset quality and operating performance in 2013, and the regulatory approval received by the Company in 2013 to proceed with its second-step mutual holding company conversion and related stock offering.  Discretionary bonuses averaging 12.5% of base salary were awarded to other WaterStone Bank executives in 2013 in recognition of the ongoing improvement in asset quality and operating performance achieved by the company and were unchanged from those awarded in 2012.  The Compensation Committee is in the process of developing a performance based bonus program for WaterStone Bank executives based on specified metrics and measurable goals and objectives.  As an integral part of a long-term incentive compensation program, this performance based incentive program will likely include clawback provisions or other characteristics that discourage short-term results at the expense of long-term performance.  It is anticipated that this process will be completed early in 2014 and will be applicable to incentive compensation that may be awarded based on 2014 operating results.
In 2011, the President of Waterstone Mortgage Corporation was entitled to a bonus based on the level of pretax book income generated by Waterstone Mortgage Corporation as adjusted for net interest income earned on intercompany advances from WaterStone Bank.  The bonus pool established by the formula totaled $200,000, 100% of which would be earned in the event that subsidiary pre-tax income exceeded $10 million.  No bonus would be earned for adjusted pre-tax income of less than $1 million, with four income tiers between $1 million and $10 million which earned between 25% and 75% of the bonus pool.  The formula was revised beginning in 2012 to provide for a bonus of 5% of subsidiary pre-tax book income in excess of 20% of the Waterstone Mortgage Corporation average equity during the year in which the bonus is earned, before bonus expense, as adjusted for (i) the difference between the cost of the intracompany line of credit provided by WaterStone Bank and third-party pricing, and (ii) $100,000 as the estimated value of support services provided by WaterStone Bank.  No bonus is payable if Waterstone Mortgage Corporation or WaterStone Bank becomes subject to a regulatory order caused or contributed to by the operations of Waterstone Mortgage Corporation.
Equity Incentives.  The compensation committee believes that equity-based compensation can provide an important incentive to executive officers while also aligning their interests with those of stockholders, since the value of the compensation will depend upon stock price performance.  Both restricted stock awards and option awards were granted to directors and WaterStone Bank executive officers in January 2007 under the Company's 2006 Equity Incentive Plan, and all of those awards vested on or before January 5, 2012.  A second significant grant of restricted stock and option awards was made to WaterStone Bank executives on January 4, 2012.  The Chief Executive Offer and the non-officer directors were not eligible for awards under the second grant due to regulatory limitations.  In making the grants, the compensation committee targeted long-term equity incentives at approximately one-third of total annual compensation for executive management.
 The equity incentive elements of total compensation are intended to further the compensation committee's objectives of executive retention through longer vesting schedules and enhanced stockholder value due to the value of grants being tied to the trading price of our common stock.  A stock option award was granted to Mr. Egenhoefer on October 20, 2010.  The grant price and the exercise price of the option awards granted were equal to the closing market price for our shares of common stock on the grant date.
In the event of a change in control, the unvested equity incentive awards held by each recipient will vest automatically.  The second-step conversion of our mutual holding company to stock form was not considered a change in control.
The Employee Stock Ownership Plan is a tax-qualified retirement plan that benefits all eligible WaterStone Bank employees proportionately.  The Employee Stock Ownership Plan replaced WaterStone Bank's defined benefit pension plan and is not separately considered in the review and evaluation of annual executive compensation.  Employee Stock Ownership Plan allocations are made annually as of December 31 to all eligible WaterStone Bank employees.  An employee must complete a full year of service and be employed by us on December 31 in order to receive an annual allocation each year.  In the event of plan termination, all allocated benefits become fully vested immediately.  Dividends paid with respect to shares of our stock allocated to participant accounts shall be used to repay any Employee Stock Ownership Plan loan or credited proportionately to participant accounts.

Chief Executive Officer Compensation.  Base salary and bonus paid to Douglas S. Gordon for the year ended December 31, 2013 remained unchanged from the year ended December 31, 2012 after having increased by 169.0% for the year ended December 31, 2012 from the year ended December 31, 2011 as a result of the significant improvement in Waterstone Financial's operating performance combined with the lack of available stock incentive compensation.  That increase is exclusive of equity incentive compensation.  Due to regulatory limitations on restricted stock and stock option grants that can be made to any one employee, including the Chief Executive Officer, under our 2006 Equity Incentive Plan, we are unable to make any further equity grants to Mr. Gordon under this plan.

Compensation Committee Report

The compensation committee has reviewed and discussed the section of this proxy statement/prospectus entitled "Compensation Discussion and Analysis" with management.  Based on this review and discussion, the compensation committee recommended to the board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement/prospectus.

This report has been provided by the compensation committee:
Thomas E. Dalum, Chairman
Ellen S. Bartel
Stephen J. Schmidt
 Kristine A. Rappé

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer, Principal Financial Officer and the three other most highly compensated executive officers of the Company ("Named Executive Officers") is described above in general and is shown in detail in the Executive Compensation and Compensation Discussion and Analysis sections.  Shareholders are urged to read the Executive Compensation and Compensation Discussion and Analysis sections of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the compensation paid to the "named executive officers," as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to Item 402 Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the 2013 compensation tables and narrative discussion is hereby approved.

This advisory vote, commonly referred to as a "say-on-pay" advisory vote, is non-binding on the board of directors.  Although non-binding, the board of directors and the compensation committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter.  The board of directors and the compensation committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted "FOR" this resolution.

The board of directors unanimously recommends that you vote "FOR" the resolution set forth in Proposal 2.

EXECUTIVE COMPENSATION

Summary Compensation Table.  The following table shows the compensation of our Named Executive Officers, including, Douglas S. Gordon, our principal executive officer, Richard C. Larson, our principal financial officer throughout the year ended December 31, 2013 and three other executive officers who received total compensation of more than $100,000 during the past fiscal year.  The "Change in Pension Value and Nonqualified Deferred Compensation Earnings" columns have been omitted because no listed individual earned any compensation during the listed years of a type required to be disclosed in these columns.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Douglas S. Gordon Chief Executive Officer of Waterstone Financial and WaterStone Bank	2013 2012 2011	780,000 780,000 420,000	350,000 350,000 —	— — —	— — —	— — —	32,214 16,492 16,263	1,162,214 1,146,492 436,263
Eric J. Egenhoefer President of Waterstone Mortgage Corporation	2013 2012 2011	250,000 247,115 200,000	— — —	— — —	— — —	273,960 879,371 80,000	6,600 6,600 5,600	530,560 1,133,086 285,600
William F. Bruss Chief Operating Officer and General Counsel of Waterstone Financial and WaterStone Bank	2013 2012 2011	241,788 207,200 204,200	30,000 30,000 —	— 47,250 —	— 43,750 —	— — —	41,615 26,288 21,448	313,403 354,488 225,648
Richard C. Larson (4) Chief Financial Officer of Waterstone Financial and WaterStone Bank	2013 2012 2011	240,000 240,000 236,000	30,000 30,000 —	— 47,250 —	— 37,500 —	— — —	37,504 23,796 21,458	307,504 378,546 257,458
Rebecca M. Arndt Bank Vice President, Retail Operations	2013 2012 2011	156,500 152,000 148,000	20,000 20,000 —	— 28,350 —	— 25,000 —	— — —	27,933 16,893 12,064	204,493 242,243 160,064
________________________________
(1)
Salary includes amounts contributed by participants in the WaterStone Bank 401(k) Plan.  Mr. Gordon's salary includes 401(k) contributions of $23,000 in 2013, $22,500 in 2012 and $19,314 in 2011.  Mr. Larson's salary includes 401(k) contributions of $23,000 in 2013, $5,514 in 2012 and $4,085 in 2011.  Mr. Bruss' salary includes 401(k) contributions of $7,740 in 2013, $9,875 in 2012 and $5,483 in 2011.  Ms. Arndt's salary includes 401(k) contributions of $15,626 in 2013, $15,177 in 2012 and $14,093 in 2011.  In 2013, a 401(k) matching contribution was made by the Company in the amount of $420 for Mr. Gordon, $2,000 for Mr. Larson, $1,277 for Mr. Bruss and $1,469 for Ms. Arndt.  There were no 401(k) matching contributions made in 2012 or 2011.

(2)
Reflects the aggregate grant-date fair value of the stock and option awards granted during the years shown as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in the valuation of these awards are included in the "Stock Based Compensation" footnote  to Waterstone Financial's audited financial statements for the years ended December 31, 2013, 2012  and 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

(3)
For 2013, "All Other Compensation" includes Employee Stock Ownership Plan shares valued at $8.60 per share allocated on December 31, 2013 and totaling $23,696 for Messrs. Gordon, Larson and Bruss and $19,336 for Ms. Arndt; club membership dues of $1,698 for Mr. Gordon, $5,227 for Mr. Larson, $6,884 for Mr. Bruss and $925 for Ms. Arndt; and personal use of Company-owned vehicles equal to $6,820 for Mr. Gordon, $8,580 for Mr. Larson, $11,035 for Mr. Bruss; and $7,732 for Ms. Arndt.   Mr. Egenhoefer was paid a car allowance of $6,600 in 2013.

(4)	Mr. Larson resigned from the Company, effective February 7, 2014.

Employment Agreement

Waterstone Mortgage Corporation is a party to an employment agreement with its President, Eric J. Egenhoefer.  The employment agreement, which was entered into when WaterStone Bank acquired Waterstone Mortgage Corporation in 2006, had an initial term of three years and extends for one additional year at the end of each year during the term, commencing at the end of the initial term, such that the current term is one year, renewing annually.  Under the employment agreement, Mr. Egenhoefer is entitled to a base salary, which is currently $250,000, and is also entitled to three weeks vacation, health, hospitalization, disability, dental, life and other insurance plan coverage paid by Waterstone Mortgage Corporation, reimbursement for all necessary business travel and out-of-pocket expenses incurred in the performance of his services, participation in company-wide employee benefits, including Waterstone Mortgage Corporation's 401(k) Plan and other qualified and non-qualified plans that may be maintained by the company.  Mr. Egenhoefer is also entitled to participate in a Bonus Compensation Plan sponsored by Waterstone Mortgage Corporation.

Under the employment agreement, Mr. Egenhoefer may terminate his employment for "good reason," which is defined to include any material breach of the employment agreement by Waterstone Mortgage Corporation, including the failure, without "good cause" (as defined in the employment agreement), to pay the amounts due under the agreement on a timely basis.  In the event the employment agreement is terminated for good reason, he is entitled to receive all compensation, benefits and reimbursements through the date of termination, as well as an additional 25% of his base salary at the rate then in effect.  In the event of his termination due to disability, Mr. Egenhoefer will be entitled to receive the lesser of (i) 33% of his base salary at the rate then in effect or (ii) his base salary for the remaining term of the employment agreement.  In the event of his death during the term of the employment agreement, the agreement will terminate with no severance compensation to his estate.  Similarly, in the event of his termination for good cause, Mr. Egenhoefer will not be entitled to any severance compensation.

In the event of his termination of employment, the employment agreement contains provisions which prevent Mr. Egenhoefer from soliciting business from customers of Waterstone Mortgage Corporation or the withdrawal of any customers business, or the hiring of any employees, consultants or personnel of Waterstone Mortgage Corporation.  In addition, he must not disclose confidential information or compete with Waterstone Mortgage Corporation for one year following termination of employment.  In consideration of these restrictive provisions, Mr. Egenhoefer was paid an additional $50,000 upon his entering into the agreement.

Plan-based awards.  The following table sets forth for the year ended December 31, 2013 certain information as to grants of plan-based awards.  The equity awards set forth in the following table vest ratably over a five-year period, and stock options expire if not exercised prior to the end of the tenth year following grant.  The non-equity award granted to Mr. Egenhoefer is described above in "—Compensation Discussion and Analysis—Bonus."

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2013
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
		Threshold ($)	Target ($)		Maximum ($)
Eric J. Egenhoefer	(1)	(1)	879,371	(1)	(1)
_______________________
(1)	On an annual basis, Mr. Egenhoefer is entitled to earn a bonus under the criteria described under "—Compensation Discussion and Analysis—Bonus." There is no minimum, target or maximum amount. Therefore, pursuant to Securities and Exchange Commission regulations, the target amount listed is based upon operating results for the year ended December 31, 2012 and equals the actual 2012 award.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2013.  All grants were made under our 2006 Equity Incentive Plan.  Information has been restated for the 1.0973-for-one stock split in connection with the completion of the mutual-to-stock conversion of Lamplighter Financial, MHC on January 22, 2014.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Douglas S. Gordon	274,325	—		16.11	01/05/2017	—	—
Eric J. Egenhoefer	32,919	21,946	(3)	3.47	10/20/2020	—	—
William F. Bruss	54,865	—		16.11	01/05/2017	21,946	221,874
	7,681	30,724	(3)	1.73	01/04/2022
Richard C. Larson	54,865	—		16.11	01/05/2017	21,946	221,874
	6,583	26,335	(3)	1.73	01/04/2022
Rebecca M. Arndt	27,432	—		16.11	01/05/2017	13,167	133,118
	4,389	17,556	(3)	1.73	01/04/2022
______________________
(1)
Consists of restricted shares awarded on January 4, 2012 under the 2006 Equity Incentive Plan.  The restricted shares vest in five annual increments of 20% each beginning on the first anniversary of the initial award.

(2)	Based on the $11.10 per share closing price of our common stock on December 31, 2013, the last trading day of the year adjusted to $10.11 per share as a result of the 1.0973-for-one stock split.
(3)	Options vest in five annual increments of 20% each beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested.  The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2013.  Information has been restated for the 1.0973-for-one stock split in connection with the completion of the mutual-to-stock conversion of Lamplighter Financial, MHC on January 22, 2014.

OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2013
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(1)
William F. Bruss	—	—	5,486	40,596
Richard C. Larson	—	—	5,486	40,596
Rebecca M. Arndt	—	—	3,291	24,353
________________________________
(1)	Based on the $8.13 per share closing price of our common stock on January 3, 2013 adjusted to $7.40 per share as a result of the 1.0973-for-one stock split.

Potential Payments Upon Termination or Change in Control

The following table sets forth estimates of the amounts that would become payable to our Named Executive Officers, under employment agreements and/or equity award agreements in the event of their termination of employment on December 31, 2013, under designated circumstances.  The table does not include vested or accrued benefits under any tax-qualified benefit plans that do not discriminate in scope, terms or operation in favor of Executive Officers or equity awards or other benefits in which the executive is vested without regard to the change in control.  The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history.  Actual payments due could vary substantially from the estimates shown.  We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our Executive Officers would be eligible to collect the benefits shown under more than one termination scenario. If a Named Executive Officer is terminated for "cause" as defined in the applicable agreement or award, the Company has no contractual payment or other obligations under the agreement.

	Mr. Gordon	Mr. Egenhoefer		Mr. Bruss		Ms. Arndt

Discharge Without Cause or Resignation With Good Reason — no Change in Control
Severance Payment	$—	$62,500	(1)	$—		$—
Medical, dental and life insurance benefits	—	—		—		—
Acceleration of vesting of stock options	—	—		—		—
Total	$—	$62,500		$—		$—

Discharge Without Cause or Resignation With Good Reason — Change in Control Related
Severance Payment (lump sum)	—	62,500	(1)	—		—
Medical, dental and life insurance benefits	—	—		—		—
Acceleration of vesting of stock options	—	145,721	(2)	257,467	(4)	147,119	(6)
Acceleration of vesting of restricted stock	—	—		221,874	(5)	133,124	(7)
Total	—	208,221		479,341		280,243

Disability	—
Severance/Disability Payment		83,250	(3)	—		—
Acceleration of vesting of stock option	—	145,721	(2)	257,467	(4)	147,119	(6)
Acceleration of vesting of restricted stock	—	—		221,874	(5)	133,124	(7)
Total	—			479,341		280,243

Death
Acceleration of vesting of stock options	—	145,721	(2)	257,467	(4)	147,119	(6)
Acceleration of vesting of restricted stock	—	—		221,874	(5)	133,124	(7)
Total	—	145,721		479,341		280,243

(1)	The severance payment is paid under Mr. Egenhoefer's employment agreement in the event of his termination for good reason. The payment is equal to 25% of his then base salary.
(2)	Based on the cash difference between the exercise price of the option ($3.47, on a split adjusted basis) and the fair market value of the Company's stock on December 31, 2013, which was $10.11 (on a split-adjusted basis) multiplied by 21,946 unvested stock options.
(3)	The disability payment is paid under Mr. Egenhoefer's employment agreement in the event of his termination due to disability. The payment is equal to 33% of his then base salary.
(4)	Based on the cash difference between the exercise price of the option ($1.73, on a split adjusted basis) and the fair market value of the Company's stock on December 31, 2013, which was $10.11 (on a split-adjusted basis) multiplied by 30,724 unvested stock options.
(5)	Represents the fair market value on December 31, 2013 of 21,946 shares of restricted stock that would vest on the occurrence of the specified event.
(6)	Based on the cash difference between the exercise price of the option ($1.73, on a split adjusted basis) and the fair market value of the Company's stock on December 31, 2011, which was $10.11 (on a split-adjusted basis) multiplied by 17,556 unvested stock options.
(7)	Represents the fair market value on December 31, 2013 of 13,167 shares of restricted stock that would vest on the occurrence of the specified event.

Director Compensation

Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2013.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2013
Name	Fees earned or paid in cash ($)(1)	Total ($)
Ellen S. Bartel Nominating Committee Co-chairman	27,500	27,500
Thomas E. Dalum Compensation Committee Chairman	55,500	55,500
Michael L. Hansen Audit Committee Chairman	61,500	61,500
Patrick S. Lawton Chairman of the Board	78,000	78,000
Kristine A. Rappé Executive Committee Chairman	27,500	27,500
Stephen J. Schmidt Nominating Committee Co-chairman	55,500	55,500
_____________________
(1)	Includes annual retainer, committee and chairmanship fees.
(2)	As of December 31, 2013, each of Messrs. Lawton, Hansen, Schmidt and Dalum had 54,865 vested but unexercised stock options, respectively (split adjusted), and no unvested stock options, respectively.

In 2013, we paid each non-officer director an annual retainer of $36,000, pro-rated for Ms. Bartel and Ms. Rappé, plus annual meeting fees of $12,000. In addition, annual fees paid to the Chairman of the Board totaled $25,000, annual fees paid to the Chairman of the Audit Committee totaled $10,000, annual fees paid to the Chairmen of the compensation committee and the executive committee totaled $5,000 each and annual fees paid to the two Co-chairmen of the nominating committee totaled $2,500 each.  Each non-chair member of the audit committee, the compensation committee and the executive committee also received an annual fee of $2,500 for each committee served.  Each non-chair member of the nominating committee also received an annual fee of $1,000.  In 2013, total non-officer director cash compensation decreased by $51,000, or 14.3%, compared to 2012 even after adding two additional directors to the WaterStone Bank board in mid-2013.  The compensation committee commissioned a third party compensation analysis in 2011 to be used as the basis of for determining both WaterStone Bank's and Waterstone-Federal's executive and director compensation for calendar 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, Waterstone Financial directors, its executive officers and any person holding more than 10% of the common stock are required to report their initial ownership of the common stock and any change in that ownership to the SEC.  Specific due dates for these reports have been established and we are required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year.  We believe that all of these filing requirements were satisfied on a timely basis for the year ended December 31, 2013.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the compensation committee was an officer or employee of Waterstone Financial, WaterStone Bank or any subsidiary, nor did any of them have any other reportable interlock.

TRANSACTIONS WITH CERTAIN RELEATED PERSONS
WaterStone Bank has had, and expects to continue to have, regular business dealings with its officers and directors, as well as their associates and the firms which they serve.  Our historical policy has been that transactions with our directors and executive officers be on terms that are no more beneficial to the director or executive officer than we would provide to unaffiliated third parties.  Under our policies and procedures, all of our transactions with officers and directors require review, approval or ratification by the board of directors.  Directors and executive officers, and their associates, regularly deposit funds with WaterStone Bank.  The deposits are made on the same terms and conditions which are offered to other depositors.
In the ordinary course of business, WaterStone Bank makes loans available to its directors, officers and employees.  After six months of continuous employment, full-time employees of WaterStone Bank were entitled to receive a mortgage loan at a reduced interest rate, consistent with applicable laws and regulations.  In December 2005, the board discontinued the employee loan program for employee loans originated after March 31, 2006.  Employee loans at reduced interest rates originated on or before March 31, 2006 continue on their same terms.

The chart below lists the named executive officers who participated in the employee mortgage loan program during the year ended December 31, 2013 and certain information with respect to their loans.  No directors or other executive officers of Waterstone Financial participated in the employee mortgage loan program during the year ended December 31, 2013.

Name	Largest Aggregate Balance 01/01/13 to 12/31/13	Interest Rate	Non-employee Interest Rate	Principal Balance 12/31/13	Principal Paid 01/01/13 to 12/31/13	Interest Paid 01/01/13 to 12/31/13

Richard C. Larson	$272,457	1.68%	5.75%	$261,132	$11,325	$4,657
William F. Bruss	$271,866	1.68%	5.50%	$261,631	$10,235	$6,546

At the time of termination of employment with WaterStone Bank, the interest rate will be adjusted to the non-employee interest rate as set forth in the mortgage note.
These loans neither involve more than the normal risk of collection nor present other unfavorable features.  Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees.  Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the board of directors.  The interest rate on loans to directors and officers is the same as that offered to other employees.

Other than described above, , and except for loans to directors made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to WaterStone Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, since January 1, 2013, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.
PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON "SAY ON PAY" ADVISORY VOTES

In accordance with recently adopted changes to Section 14A of the Exchange Act, we are providing a stockholder advisory vote to approve the compensation of executives (the "say-on-pay" advisory vote in Proposal 2. above) this year and will do so at least once every three years thereafter. We are also asking stockholders to vote on whether future "say-on-pay" advisory votes on executive compensation should occur every year, every two years or every three years. We will submit to stockholders the question of the frequency of advisory votes on executive compensation at least once every six years.

After careful consideration, the board of directors recommends that future stockholder "say-on-pay" advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the board of directors upon a recommendation from the compensation committee and the belief that investor sentiment should be a factor taken into consideration by the compensation committee in making its annual recommendation.

Although the board of directors recommends a "say-on-pay" vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the board of directors' recommendation.

Although this advisory vote regarding the frequency of "say-on-pay" votes is non-binding on the board of directors, the board of directors and the compensation committee will review the voting results and take them into consideration when deciding how often to conduct future "say-on-pay" stockholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted "FOR" the One Year frequency option.

The Board of Directors unanimously recommends that you vote "FOR" the One Year option.

REPORT OF THE AUDIT COMMITTEE
The audit committee of the Waterstone Financial board of directors was created in accordance with Section 3(a)(58)(a) of the Exchange Act.  The audit committee's functions include meeting with our independent registered public accounting firm and making recommendations to the board regarding the independent registered public accounting firm; assessing the adequacy of internal controls, accounting methods and procedures; review of public disclosures required for compliance with securities laws; and consideration and review of various other matters relating to the our financial accounting and reporting.  No member of the audit committee is employed by or has any other material relationship with us other than as a customer or shareholder.  The members are "independent" as defined in Rule 5605(a)(2) of the NASDAQ listing standards.  The board of directors has adopted a written charter for the audit committee which can be found on our website.
In connection with its function to oversee and monitor our financial reporting process, the audit committee has done the following:
▪	reviewed and discussed the audited financial statements for the year ended December 31, 2013 with management;
▪	discussed with KPMG LLP, our independent registered public accounting firm, those matters which are required to be discussed by Statements on Auditing Standards, AU §380; and
▪	received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board and has discussed with KPMG LLP its independence.

This report has been provided by the audit committee:
Michael L. Hansen, Chairman
Thomas E. Dalum
Patrick S. Lawton
Stephen J. Schmidt

Based on the foregoing, the audit committee recommended to the board that those audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013.  In addition, the audit committee also considered the fees paid to KPMG LLP for services provided by KPMG LLP during the year ended December 31, 2013.

The firm of KPMG LLP has audited the books and records of Waterstone Financial as of and for the year ended December 31, 2013 and has served as WaterStone Bank's principal independent accountant since March 12, 2004.  Representatives of  KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.
The following table presents the aggregate fees for professional services by KPMG LLP for the years ended December 31, 2013 and 2012.

	Year Ended
	December 31, 2013	December 31, 2012
Audit Fees(1)	$231,000	$243,000
Audit Related Fees(2)	287,500	-
Total	$518,500	$243,000
_____________
(1)	Audit fees consist of professional services rendered by KPMG LLP for the audit of our financial statements and review of our Forms 10-Q. Audit fees for the year ended December 31, 2012 included $23,000 for services rendered for the audit of our financial statements that were not included in the scope of the initial $220,000 fee.
(2)	Preparation and issuance of all consents and comfort letters related to the conversion and reorganization from a two-tier mutual holding company structure to a fully public company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The  audit committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The  audit committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full  audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All audit and non-audit services for the past two fiscal years were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS AND NOTICES
Shareholder proposals must be received by the Secretary of Waterstone Financial, William F. Bruss, no later than December 1, 2014 in order to be considered for inclusion in next year's annual meeting proxy materials pursuant to SEC Rule 14a-8.
Under SEC rules relating to the discretionary voting of proxies at shareholder meetings, if a proponent of a matter for shareholder consideration (other than a shareholder proposal) fails to notify Waterstone Financial at least 45 days prior to the month and day of mailing the prior year's Proxy Statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the Proxy Statement.  Therefore, any such matters must be received by February 13, 2015 in the case of the 2015 annual meeting of shareholders.  Waterstone Financial is not aware of any such proposals for the 2014 annual meeting.
The Company's Bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, The Company's Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.
The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on The Company's books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of The Company which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person's qualification under Article 2, Section 12 of The Company's Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on The Company's books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of The Company which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.
The date on which the next Annual Meeting of Stockholders is expected to be held is May 19, 2015. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 18, 2015 and no later than February 28, 2015.  If notice is received before February 18, 2015 or after February 28, 2015, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

By Order of the Board of Directors

William F. Bruss
Senior Vice President and Secretary

Wauwatosa, Wisconsin
April 2, 2014

We will provide a copy of the Waterstone Financial Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2013 (without exhibits) without charge to any record or beneficial owner of our common stock on the written request of that person directed to:  Allan R. Hosack, Chief Financial Officer, Waterstone Financial, Inc., 11200 W. Plank Ct., Wauwatosa, WI  53226.  The 10-K provides a list of exhibits, which will be provided for a reasonable fee to reflect duplication and mailing costs; exhibits are also available through the SECs website at www.sec.gov.

WATERSTONE FINANCIAL, INC WILLIAM F. BRUSS 11200 W. PLANK COURT WAUWATOSA, WI 53226
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 15, 2014. Have your 401K Vote Authorization Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 15, 2014. Have your 401K Vote Authorization Form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your 401K Vote Authorization Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M71790-P48300	KEEP THIS PORTION FOR YOUR RECORDS
THIS 401K VOTE AUTHORIZATION FORM IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

WATERSTONE FINANCIAL, INC.	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark "For All Except" and write the
The Board of Directors recommends you vote FOR the following:				number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees	☐	☐	☐
01) Michael L. Hansen
02) Stephen J. Schmidt

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2. An advisory, non-binding resolution with respect to our executive compensation.						☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:					1 Year	2 Years	3 Years	Abstain

3. An advisory, non-binding proposal as to the frequency that shareholders will vote on our executive compensation.					☐	☐	☐	☐

Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Annual  Meeting:
The Annual Report on Form 10-K, Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.

M71791-P48300

WATERSTONE FINANCIAL, INC.
Annual Meeting of Shareholders
May 20, 2014 9:30 AM
This 401K Vote Authorization Form is solicited by the 401K Trustee

The 401K participant signing on the reverse side hereby directs the 401K Trustee to vote all shares of common stock of Waterstone Financial, lnc. as to which the 401K participant is entitled to direct the voting at the Annual Meeting of Shareholders ("Annual Meeting"), to be held at Waterstone Bank SSB, 11200 West Plank Court, Wauwatosa, Wisconsin, at 9:30 a.m., Central Time, on May 20, 2014. The 401K Trustee is authorized to cast all votes with respect to the shares held in the 401K participant's account as indicated on the reverse side.

THE 401K VOTE AUTHORIZATION FORM WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED AND THIS 401K VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS 401K VOTE AUTHORIZATION FORM WILL BE VOTED FOR THE NOMINEES LISTED, FOR PROPOSAL 2 AND FOR THE ONE-YEAR FREQUENCY OPTION ON PROPOSAL 3.

THIS 401K TRUSTEE WILL VOTE ANY SHARES FOR WHICH IT HAS RECEIVED NO VOTING INSTRUCTIONS AND SHARES FOR WHICH PARTICIPANTS VOTE TO ''ABSTAIN" IN THE SAME PROPORTION AS IT VOTES SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS FROM THE PARTICIPANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS 401K VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401K TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE 401K. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Continued and to be signed on reverse side

WATERSTONE FINANCIAL, INC WILLIAM F. BRUSS 11200 W. PLANK COURT WAUWATOSA, WI 53226
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 15, 2014. Have your ESOP Vote Authorization Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 15, 2014. Have your ESOP Vote Authorization Form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your ESOP Vote Authorization Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M71792-P48300	KEEP THIS PORTION FOR YOUR RECORDS
THIS ESOP VOTE AUTHORIZATION FORM IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

WATERSTONE FINANCIAL, INC.	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark "For All Except" and write the
The Board of Directors recommends you vote FOR the following:				number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees	☐	☐	☐
01) Michael L. Hansen
02) Stephen J. Schmidt

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2. An advisory, non-binding resolution with respect to our executive compensation.						☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:					1 Year	2 Years	3 Years	Abstain

3. An advisory, non-binding proposal as to the frequency that shareholders will vote on our executive compensation.					☐	☐	☐	☐

Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K, Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.

M71791-P48300

WATERSTONE FINANCIAL, INC.
Annual Meeting of Shareholders
May 20, 2014 9:30 AM
This ESOP Vote Authorization Form is solicited by the ESOP Trustee

The ESOP participant signing on the reverse side hereby directs the ESOP Trustee to vote all shares of common stock of Waterstone Financial, lnc. as to which the ESOP participant is entitled to direct the voting at the Annual Meeting of Shareholders ("Annual Meeting"), to be held at Waterstone Bank SSB, 11200 West Plank Court, Wauwatosa, Wisconsin, at 9:30 a.m., Central Time, on May 20, 2014. The ESOP Trustee is authorized to cast all votes with respect to the shares held in the ESOP participant's account as indicated on the reverse side.

THE ESOP VOTE AUTHORIZATION FORM WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED AND THIS ESOP VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED FOR THE NOMINEES LISTED, FOR PROPOSAL 2 AND FOR THE ONE-YEAR FREQUENCY OPTION ON PROPOSAL 3.

THIS ESOP TRUSTEE WILL VOTE ANY SHARES FOR WHICH IT HAS RECEIVED NO VOTING INSTRUCTIONS AND SHARES FOR WHICH PARTICIPANTS VOTE TO ''ABSTAIN" IN THE SAME PROPORTION AS IT VOTES SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS FROM THE PARTICIPANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE ESOP.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Continued and to be signed on reverse side

WATERSTONE FINANCIAL, INC WILLIAM F. BRUSS 11200 W. PLANK COURT WAUWATOSA, WI 53226
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M71795-P48300	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED		DETACH AND RETURN THIS PORTION ONLY

WATERSTONE FINANCIAL, INC.	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark "For All Except" and write the
The Board of Directors recommends you vote FOR the following:				number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees	☐	☐	☐
01) Michael L. Hansen
02) Stephen J. Schmidt

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2. An advisory, non-binding resolution with respect to our executive compensation.						☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:					1 Year	2 Years	3 Years	Abstain

3. An advisory, non-binding proposal as to the frequency that shareholders will vote on our executive compensation.					☐	☐	☐	☐

Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K, Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.

M71791-P48300

WATERSTONE FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS MAY 20, 2014 9:30 AM
This proxy is solicited  by the Board of Directors

The shareholder(s) signing the proxy card hereby appoints the Board of Directors of Waterstone Financial, Inc. (the "Board of Directors"), and each of them,  with full power  of substitution,  to act as attorneys  and proxies for the shareholders(s)  to vote all shares of common  stock of Waterstone  Financial, Inc., which the undersigned  is entitled  to vote at the Annual Meeting  of Shareholders (the "Meeting")  to be held at WaterStone  Bank SSB, 11200 West Plank Court, Wauwatosa,  Wisconsin on Tuesday, May 20, 2014 at 9:30 a.m., and at any and all adjournments  and postponements   thereof.

THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES  LISTED, FOR PROPOSAL 2 AND FOR PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESSTO BE PRESENTED AT THE MEETING.

Should the shareholder(s) be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Waterstone Financial, Inc., at the Meeting of the shareholders' decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked  by filing a written  notice  of revocation  with  the Secretary  of Waterstone   Financial, Inc. or by duly executing   a proxy bearing  a later date.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID  ENVELOPE.

Continued  and to be signed  on reverse  side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 20, 2014.

WATERSTONE FINANCIAL, INC.	Meeting Information
	Meeting Type:	Annual Meeting
	For holders as of:	March 24, 2014
	Date:	May 20, 2014	Time:	9:30 AM, Central Time
	Location:	Waterstone Bank SSB 11200 West Plank Court Wauwatosa,WI 53226

WATERSTONE FINANCIAL, INC. ATTN: WILLIAM F. BRUSS 11200 W. PLANK COURT WAUWATOSA, WI 53226
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

See the reverse side of this notice to obtain proxy materials and voting instructions.

---   Before You Vote   ---
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
ANNUAL REPORT ON FORM 10-K	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
How to View Online:
Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow    XXXX XXXX XXXX    (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 6, 2014 to facilitate timely delivery.

---   How To Vote   ---
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX   (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees
01) Michael L. Hansen
02) Stephen J. Schmidt

The Board of Directors recommends you vote FOR the following proposal:

2. An advisory, non-binding resolution with respect to our executive compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

3. An advisory, non-binding proposal as to the frequency that shareholders will vote on our executive compensation.